Exhibit 10.18
DOLAN MEDIA COMPANY
EMPLOYEE STOCK PURCHASE PLAN
Effective as of January 1, 2008
SECTION 1
Purpose
The purpose of the Dolan Media Company Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Dolan Media Company (“the Company”) and its Subsidiaries with an opportunity to purchase shares of Stock through payroll deduction. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation consistent with the applicable requirements of the Code. The Plan was approved by the Board of Directors on June 22, 2007, subject to approval of the stockholders of the Company, and shall be effective on January 1, 2008 (the “Effective Date”) contingent upon the consummation of an initial public offering of shares of Stock of the Company no later than December 31, 2007.
SECTION 2
Definitions
The following words have the following meanings unless a different meaning is plainly required by the context.
     2.1 “Board” means the Board of Directors of the Company.
     2.2 “Compensation” means an Employee’s salary, wages and commissions from the Company and all Subsidiaries, and shall exclude, without limitation, overtime, bonuses, stock-based compensation, other equity and non-equity incentive compensation, perquisites, employee benefits, severance pay and any and all other forms of compensation.
     2.3 “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Subsidiary, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.
     2.4 “Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.
     2.5 “Custodian” means the custodian for the Plan appointed by the Plan Administrator.
     2.6 “Employee” means any person, including an officer, who is an employee of the

Company or a Subsidiary and whose customary employment is at least twenty (20) hours per week.
     2.7 “Exercise Date” means the last business day of each Offering Period of the Plan.
     2.8 “Fair Market Value” means, as of any applicable date, the closing sales price for one share of Stock on such date as reported on the New York Stock Exchange or, if the foregoing does not apply, on such other market system or stock exchange on which the Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of the Stock was reported on such date.
     2.9 “Offering Date” means the first business day of each Offering Period of the Plan.
     2.10 “Offering Period” means a period of three (3) months commencing on the January 1, April 1, July 1 or October 1 of each year, except as otherwise set forth in the Plan or determined by the Plan Administrator.
     2.11 “Participant” means an Employee who has elected to participate in the Plan for an Offering Period by completing a subscription agreement in accordance with Section 5.1.
     2.12 “Plan Administrator” means the Board or the Committee appointed by the Board to administer the Plan, as described in Section 12.
     2.13 “Stock” means the Common Stock, par value $0.001, of the Company.
     2.14 “Subsidiary” means an entity that is a “subsidiary corporation” within the meaning of Sections 423(a)(2) and 424(f) of the Code.
SECTION 3
Eligibility
     3.1 General Rule. Any person who is an Employee on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5.1 and the limitations imposed by Section 423(b) of the Code; provided, however, that an Employee working in a country whose laws make participation in the Plan impractical and/or illegal (as determined by the Plan Administrator in its sole discretion) shall not be eligible to participate in the Plan.
     3.2 Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock ownership shall be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) the rate of withholding under such option would permit the employee’s rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
SECTION 4
Offering Period
     4.1 The Plan shall generally be administered with respect to consecutive Offering Periods with a new Offering Period commencing on or about each January 1, April 1, July 1 and October 1, or at such other time or times as may be determined by the Plan Administrator. The first Offering Period will be a three (3) month period selected by the Plan Administrator in its sole discretion commencing on or after January 1, 2008.
     The Plan Administrator shall have the power to change the duration and/or frequency of an Offering Period with respect to future offerings without stockholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
SECTION 5
Participation
     5.1 An Employee shall become a Participant in the Plan by completing a subscription agreement provided by the Plan Administrator, which authorizes payroll deductions of an amount equal to a whole percentage, between one percent (1%) and ten percent (10%), as elected by such Employee, of such Employee’s Compensation. Such amount shall be withheld as a payroll deduction and paid as such Employee’s Contribution to the Plan. The subscription agreement must be submitted to the payroll office at least fifteen (15) days, or such other period as determined by the Plan Administrator, prior to the applicable Offering Date. The Employee shall remain enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction, unless the Employee withdraws from the Plan as provided in Section 10 or changes the rate of his or her payroll deduction as provided in Section 6.2.
     5.2 With respect to each Offering Period to which the subscription agreement is applicable, payroll deductions begin on the first payroll date following the applicable Offering Date and end on the last payroll paid prior to the Exercise Date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.
SECTION 6
Method of Payment of Contributions
     6.1 Payroll deductions shall be made on each payday during the Offering Period in an amount between one percent (1%) and ten percent (10%) (in whole number increments), as elected by the Participant, of his or her Compensation otherwise payable on each such payday. All payroll deductions made by a Participant shall be credited as Contributions to his or her account under the Plan. Each Participant’s account under the Plan is unfunded and is maintained solely for recordkeeping purposes. A Participant may not make any payments into the account other than Contributions made through payroll deductions.
     6.2 A Participant may discontinue his or her participation in the Plan, as provided in Section 10, or may change the rate of his or her payroll deduction prior to or during an Offering Period by completing and filing with the Plan Administrator a new authorization for payroll deduction, provided that the Plan Administrator may, in its sole discretion, impose reasonable and uniform restrictions on the ability of Participants to change the rate of payroll deductions. The change in rate shall be effective no earlier than fifteen (15) days following the Plan Administrator’s receipt of the new authorization.
     6.3 Notwithstanding, the foregoing, to the extent necessary to comply with Section 3.2 of the Plan, Section 423(b)(8) of the Code or other applicable law, a Participant’s payroll deductions may be automatically decreased to zero percent (0%) at any time during the Offering Period.
     6.4 No interest shall accrue on the Contributions of a Participant in the Plan.
     6.5 All Contributions received or held by the Plan Administrator under the Plan may be used by the Company for any corporate purpose, and neither the Plan Administrator nor the Company shall be obligated to segregate such Contributions.
SECTION 7
Grant of Option
     7.1 Each Participant in the Plan in an Offering Period shall be granted, on the Offering Date during such Offering Period, an option to purchase shares of Stock on the Exercise Date during such Offering Period with the Contributions accumulated prior to such Exercise Date.
     7.2 The number of full shares of Stock that may be purchased on an Exercise Date shall be determined by dividing such Participant’s total Contributions accumulated prior to such Exercise Date and credited to the Participant’s account as of the Exercise Date by the Purchase Price (as defined in Section 7.3 below). Notwithstanding the foregoing, the maximum number of shares of Stock a Participant may purchase in any calendar year may not exceed 500 except as otherwise adjusted under Section 15; provided, further, that such purchase shall be subject to the limitations set forth in Sections 3.2 and 11 hereof.
     7.3 With respect to a specific Offering Period, the Purchase Price for each share of Stock purchased under the Plan shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Stock at the Offering Date and (ii) eighty-five percent (85%) of the Fair Market Value of a share of Stock at the Exercise Date.

SECTION 8
Exercise of Option
     8.1 Unless the Participant withdraws from the Plan as provided in Section 10, the Participant’s option for the purchase of Stock shall be exercised automatically on the Exercise Date of the Offering Period at the Purchase Price with the accumulated Contributions credited to his or her account.
     8.2 The shares of Stock purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date.
     8.3 The maximum number of shares of Stock shall be determined based on the Purchase Price and the accumulated Contributions credited to the Participant’s account in accordance with Section 7. No fractional shares are permitted to be purchased under the Plan. Any Contributions for an Offering Period credited to a Participant’s account which are not sufficient to purchase a full share of Stock on the Exercise Date of such Offering Period shall be retained in the Participant’s account under the Plan and applied to the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10.
     8.4 During a Participant’s lifetime, the option to purchase shares of Stock hereunder shall be exercisable only by the Participant.
SECTION 9
Custodian; Delivery of Stock
     9.1 All shares of Stock purchased on behalf of a Participant as of an Exercise Date of the Offering Period shall be credited to the Participant’s account maintained by the Custodian. Dividends payable with respect to shares of Stock credited to a Participant’s account shall be paid directly to the Participant at his or her most recent address of record.
     9.2 The Plan Administrator will direct the Custodian to distribute to the Participant any whole shares of Stock that have been credited to the Participant’s account for at least a six (6) month period after the Exercise Date on which such shares were purchased (the “Holding Period”), and cash equal to the Fair Market Value of any fractional share then credited to such Participant’s account, as soon as practicable following the earlier of (i) the Plan Administrator’s receipt of the Participant’s written request for such distribution or (ii) the date the Participant ceases to participate in the Plan in accordance with Section 10.2 of the Plan. Shares of Stock that are not distributed following the occurrence of an event described in subsection (i) or (ii) of this Section 9.2 because such shares have not been credited to the Participant’s account for the Holding Period shall be distributed as soon as practicable following the date that such shares have been credited to the Participant’s account for the Holding Period. Notwithstanding the foregoing, in the event the Participant ceases to participate in the Plan due to the death of the Participant, shares of Stock credited to such Participant’s account, and cash equal to the Fair Market Value of any fractional share then credited, shall be distributed to the person or persons entitled thereto under Section 13 (without regard to the Holding Period requirement) as soon as practicable following the Plan Administrator’s receipt of proof of the Participant’s death.

SECTION 10
Voluntary Withdrawal; Termination of Employment
     10.1 A Participant may withdraw all, but not less than all, of the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to an Exercise Date by giving written notice to the Plan Administrator of withdrawal from the Offering Period on a form provided for such purpose. If the Participant withdraws from an Offering Period, all of the Participant’s Contributions credited to his or her account shall be paid to the Participant as promptly as practicable after receipt of the notice of withdrawal, and his or her option for such Offering Period shall be automatically canceled and no further payroll deductions for the purchase of Stock shall be made for such Participant during such Offering Period and subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with Section 5.
     10.2 Upon termination of the Participant’s Continuous Status as an Employee prior to an Exercise Date of an Offering Period or during an Offering Period in which the Employee is a Participant for any reason, including, without limitation, retirement or death, he or she shall be deemed to have elected to withdraw from the Plan, and all Contributions credited to his or her account shall be returned to him or her, in cash, as promptly as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 13, and the Participant’s option to purchase Stock shall be automatically canceled.
     10.3 A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company, in accordance with the applicable terms and conditions of such plan.
SECTION 11
Stock
     11.1 The total number of shares of Stock made available for sale under the Plan is 100,000 and is subject to adjustment, at the sole discretion of the Plan Administrator, in the event of changes in the capitalization of the Company as described in Section 15.
     11.2 If the total number of shares of Stock subject to options granted pursuant to Section 7 exceeds the number of shares of Stock available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares of Stock remaining available for option grant in a practical and equitable manner. In such event, the Plan Administrator shall give written notice to each affected Participant stating the reduction of the number of shares of Stock due to the adjustment and shall return to each affected Participant any excess Contributions credited to such Participant’s account as soon as practicable after the affected Exercise Date of such Offering Period.

     11.3 A Participant shall have no interest or voting rights in shares of Stock covered by his or her option until such option has been exercised.
     11.4 Shares of Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.
     11.5 Shares of Stock purchased under the Plan may, at the sole discretion of the Plan Administrator, be subject to restrictions on subsequent resale.
SECTION 12
Administration
     12.1 The Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Plan Administrator”).
     12.2 The Plan Administrator shall have full power to adopt, amend and rescind any rules as deemed appropriate and consistent for the administration of the Plan. The Plan Administrator shall construe and interpret the Plan in its sole and absolute discretion, and make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may delegate to any agents such duties and powers as it deems appropriate, by an instrument in writing that specifies which duties are so delegated and to whom each such duty is so delegated.
     12.3 The administration, interpretation or application of the Plan by the Plan Administrator and all determinations by the Plan Administrator with respect to the Plan shall be final, conclusive and binding upon all Employees and Participants and all other persons interested or claiming an interest under the Plan.
SECTION 13
Designation of Beneficiary
     13.1 A Participant may file a written designation of a beneficiary who is to receive Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or Stock are held for his or her account. Any such designation shall not be effective until filed with the Plan Administrator. Any such designation of a beneficiary may be changed by the Participant at any time by written notice filed with the Plan Administrator.
     13.2 In the event of the death of a Participant and in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Plan Administrator shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its sole discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant. If no spouse, dependent or relative is known to the Plan Administrator, the Plan Administrator, in its sole discretion, may deliver such cash and/or Stock to such other person as the Plan Administrator may reasonably designate.

SECTION 14
Transferability
     14.1 Neither Contributions credited to a Participant’s account nor any rights with regard to an option to purchase shares of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 13) by the Participant.
     14.2 Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw in accordance with Section 10.
SECTION 15
Adjustments Upon Changes in Capitalization; Corporate Transactions
     15.1 In the event that a dividend shall be declared upon the Stock payable in shares of Stock, the number of shares of Stock then subject to any option and the number of shares of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option shall be adjusted, at the sole discretion of the Plan Administrator, by adding to each share the number of shares which would be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such Stock dividend. In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of share of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Stock then subject to any option and for each share of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, as determined by the Plan Administrator, in its sole discretion.
     15.2 In the event that there shall be any change, other than as specified in the first paragraph of Section 15.1 hereof, in the number or kind of outstanding shares of Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Plan Administrator shall, in it sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Plan Administrator and shall be effective and binding for all purposes of the Plan and of each option.

     15.3 In the case of any substitution or adjustment in accordance with the provisions of this Section 15, the option price in each option for all Stock covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such Stock or to which such Stock shall have been adjusted in accordance with the provisions of this Section 15.
     15.4 No adjustment or substitution provided for in this Section 15 shall require the Company to issue a fractional share under any option.
     15.5 In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its sole discretion, may accelerate the exercise of each option and/or terminate the same.
SECTION 16
Amendment or Termination
     16.1 The Board may at any time and for any reason terminate or amend the Plan in whole or in part. Except as provided in Section 15, no such termination may affect options to purchase shares previously granted. Except as provided in Section 15, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. In addition, to the extent necessary, but only to such extent, to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of an amendment in such a manner and to such a degree as so required.
SECTION 17
Notices
     17.1 All notices or other communications by a Participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.
SECTION 18
Conditions Upon Issuance of Shares
     18.1 Shares of Stock shall not be issued with respect to an option to purchase, unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

     18.2 As a condition to the exercise of an option, the Plan Administrator may require the Participant exercising such option to represent and warrant at the time of such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     18.3 Each Participant agrees, by entering the Plan, to promptly give the Plan Administrator notice of any disposition of shares of Stock purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.
SECTION 19
Term of Plan
     19.1 The Plan shall continue in effect for a term of five (5) years from the Effective Date unless sooner terminated under Section 16.